CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated February 13, 1999 on the financial statements and financial highlights of Matrix Growth Fund and Matrix Emerging Growth Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is incorporated by reference in the Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of Professionally Managed Portfolios. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                             /s/ Tait, Weller & Baker


                                               TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 22, 1999